                                                                 Exh 99.(i)(4)

                            [Dechert LLP Letterhead]

November 29, 2007

Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019

Re:   Morgan Stanley Special Value Fund

Ladies and Gentlemen:

We understand that the trustees (the "Trustees") of Morgan Stanley Special Value
Fund, a Massachusetts business trust (the "Trust"), intend to cause to be filed on behalf of the Trust on or about November 30, 2007, a Post-effective Amendment
No. 17 to the Trust's Registration Statement on Form N-1A (File Nos. 333-06935,
811-7683) (as amended, the "Registration Statement") for the purpose of registering for sale shares of beneficial interest, $0.01 par value per share, of the Trust (the "Shares"). We further understand that the Shares will be issued and sold pursuant to a distribution agreement (the "Distribution
Agreement") to be entered into between the Trust and Morgan Stanley Distributors
Inc.

We act as special counsel to the Trust regarding certain matters of
Massachusetts law respecting the organization of the Trust, and in such capacity we are furnishing you with this opinion.

The Trust is organized under a written declaration of trust finally executed and filed in Boston, Massachusetts on June 21, 1996 (the "Declaration of Trust").
The Trustees (as defined in the Declaration of Trust) have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided.

In connection with the opinions set forth herein, you and the Trust have provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things: a copy of the Declaration of
Trust; a form of the Distribution Agreement; a copy of the Registration
Statement; a copy of the By-Laws of the Trust dated April 24, 2003 (the
"By-Laws"); a copy of the Consent of Trustees dated November 29, 2007; a
Certificate of the Secretary of the Trust with respect to certain resolutions of the Board of Trustees; and a Certificate issued by the Secretary of the
Commonwealth of Massachusetts dated November 23, 2007 with respect to the Trust.
We have assumed that the By-Laws have been duly adopted by the Trustees.

In rendering this opinion we have assumed, without independent verification, (i)
the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued
effectiveness of all documents or copies furnished to us, (iii) that any resolutions provided have been duly adopted by the Trustees, (iv) that the
Distribution Agreement will be executed by the parties thereto and will be enforceable in accordance with the terms thereof, and (v) that no amendments,

Clifford Chance US LLP
November 29, 2007

agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. We have also examined such questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below. Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we
assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise. When any opinion set forth below relates to the existence or standing of the Trust, such opinion is based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, and with respect to Massachusetts law only (except that no opinion is herein expressed with respect to compliance with the
Massachusetts Uniform Securities Act), to the extent that Massachusetts law may be applicable, and without reference to the laws of any of the other several states or of the United States of America, including state and federal securities laws, we are of the opinion that:

1. The Trust is a business trust with transferable shares, organized in compliance with the requirements of The Commonwealth of Massachusetts and the
Declaration of Trust is legal and valid; and

2. The Shares to which the Registration Statement relates and which are to be registered under the Securities Act of 1933, as amended, will be legally and validly issued and fully paid and non-assessable by the Trust (except for the potential liability of shareholders described in the Trust's Statement of
Additional Information contained in the Registration Statement under the caption
"Capital Stock and Other Securities") upon receipt by the Trust of consideration determined by the Trustees in compliance with Article VI, Section 6.4, of the
Declaration of Trust and the Trust's issuance of the Shares pursuant to the
Declaration of Trust.

We understand that you will rely on this opinion solely in connection with your opinion to be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to such use of this opinion and we also consent to the filing of said opinion with the Securities and Exchange
Commission. In so consenting, we do not thereby admit to be within the category of persons whose consent is required under Section 7 of the Securities Act of
1933, as amended, or the rules and regulations of the Securities and Exchange
Commission thereunder.

Clifford Chance US LLP
November 29, 2007

We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein.

Very truly yours,

/s/ Dechert LLP